Exhibit 10.12

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into this 22 day of December, 2003 between Vista Exploration Corporation, a Colorado corporation ( the “Company”), and              (the “Purchaser”).  The Exhibit attached to, and referenced in, this Agreement shall be deemed incorporated herein.

THIS AGREEMENT is being entered into in anticipation of and to assist Vista Exploration Corporation, a Colorado corporation (the “Company”), to complete the acquisition by merger of ICOP Digital, Inc. (the “Merger”).  The purchase price and the securities being purchased are to be delivered into escrow and are subject to the terms of the escrow agreement attached hereto as Exhibit ”A” (“Escrow Agreement”).

RECITALS

WHEREAS, the Company has authorized the sale and issuance of an aggregate of 600,000 shares of common stock (the “Common Stock”); and

WHEREAS, the Purchaser desires to purchase shares of Common Stock, and the Company desires to issue and sell shares of Common Stock to the Purchaser, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1

AGREEMENT TO SELL AND PURCHASE

Section 1.1                                      Agreement to Sell and Purchase.  Subject to the terms and conditions hereof, at the Closing (as defined in Section 2.1 below) the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 600,000 shares of Common Stock (the “Shares”) for the aggregate price of $300,000.00.

Section 1.2                                      Payment and Delivery of Purchase Price and Shares.  The purchase price shall be paid in full on the Closing Date by Purchaser to Seller and delivered along with the Shares into escrow, in accordance with the Escrow Agreement.

ARTICLE 2

CLOSING AND DELIVERY

Section 2.1                                      Closing. The closing of the purchase and sale of the Shares under this Agreement (the “Closing”) shall take place on the 30th day of December, 2003, at 7225

Renner Rd, Suite 200, Shawnee, Ks 66217 or at such other time or place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

Section 2.2                                      Delivery.  Subject to the terms and conditions hereof, at the Closing the Company will deliver to the Purchaser one or more certificates representing the Shares, against payment of the purchase price therefor by check or wire transfer made payable to the order of the Company.  It is understood that the certificate(s) evidencing the Shares may bear one or all of the following legends:

(1)                                  “THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER, EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT AND THE STATE ACTS.”

(2)                                  Any legend imposed or required by applicable federal or state securities laws.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1                                      Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser, as of the Closing Date, as follows:

(1)                                  Organization and Standing of the Company.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.  It has all requisite corporate power and authority to carry on its business as now being conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement.  The Company is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets (including intangible assets), properties or operations of the Company.  The Company has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association, or business.

(2)                                  Capitalization and Indebtedness for Borrowed Moneys.

(a)                                  The Company is duly and lawfully authorized by its Articles to issue (i) 50,000,000 shares of no par value Common Stock, of which 1,690,000 shares are issued and outstanding; and (ii) 10,000,000 shares of preferred stock, none of which are issued and outstanding.  The Company has no treasury stock and no other authorized series or class of stock.  All the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights.  All Shares to be issued to the Purchaser pursuant to this Agreement shall be duly authorized, validly issued, fully paid, nonassessable, and issued in compliance with state and federal securities laws.

(b)                                 There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities, or other agreements or arrangements of any character or nature whatever under which the Company is or may be obligated to issue or purchase shares of its capital stock.

(c)                                  After the closing the Company will not liable on account of any indebtedness for borrowed moneys.

(3)                                  The Company’s Authority.  The execution, delivery, and performance of this Agreement shall have been duly authorized by all requisite corporate action.  This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors’ rights).  The execution, delivery and performance of this Agreement will not conflict with any provision of the Articles, Bylaws, minutes or share certificates of the Company, or of any contract to which the Company is a party or otherwise bound.

(4)                                  Litigation.  There are no legal actions, suits, arbitrations, or other legal or administrative proceedings pending or threatened against the Company which would affect it, its properties, assets, or business.  The Company is not aware of any facts which, to its knowledge, might result in any action, suit, arbitration, or other proceeding which, in turn, might result in a material adverse change in the business or condition (financial or otherwise), properties or assets of the Company.  The Company is not in default with respect to any judgment, order, or decree of any court, government agency or instrumentality.

(5)                                  Compliance With the Law and Other Instruments.  To the best of the Company’s knowledge, the business operations of the Company have been and are being conducted in accordance with all applicable laws, rules, and regulations of all authorities.  The Company is not in violation of, or in default under, any term or provision of the Articles or Bylaws, or of any lien, mortgage, lease, agreement, instrument, order, judgment, or decree, or subject to any restriction, contained in any of the foregoing, of any kind or character which materially adversely affects in any way the business, properties, assets, or prospects of the Company, or which would prohibit the Company from entering into this Agreement or prevent consummation of the issuance of securities contemplated by this Agreement.

(6)                                  Title to Properties and Assets.  The Company has good and marketable title to all its properties and assets, including without limitation those used or located on property controlled by the Company in its business (except assets sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance, or restriction except those which do not materially adversely affect the use thereof.

(7)                                  Records.  The books of account, minute books, stock certificate books, and stock transfer ledgers of the Company are complete and correct, and there have been no transactions involving the business of the Company which properly should have been set forth in said respective books, other than those set forth therein.

(8)                                  Brokers or Finders.  All negotiations on the part of the Company relative to this Agreement and the transactions contemplated hereby have been carried on by the Company without the intervention of any person or as the result of any act of the Company in such manner as to give rise to any valid claim for a brokerage commission, finder’s fee, or other like payment.

(9)                                  Taxes. The Company has duly filed all federal, state, county and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation (sales) and use taxes) required to have been filed by the Company up to the date hereof.  All of the foregoing returns are true and correct in all material respects and the Company has paid all taxes, interest and penalties shown on such returns or reports as being due. The Company has no liability for any taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Closing Date in the ordinary course of business and are properly accrued on the books of the Company as of the Closing Date.

(10)                            Environmental and Safety Laws.  To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

Section 3.2                                      Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company, as of the Closing Date, as follows:

(1)                                  Accredited Investor Status. The Purchaser is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

(2)                                  Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement he hereby confirms, that the Shares to be received by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares.

(3)                                  Disclosure of Information.  The Purchaser believes he has received all the information he considers necessary or appropriate for deciding whether to purchase the Shares.  The Purchaser further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) and/or conduct his own independent investigation necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3.1 of this Agreement or the right of the Purchaser to rely thereon.

(4)                                  Investment Experience.  The Purchaser is experienced in evaluating and investing in private placement transactions in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Shares.

(5)                                  Restricted Securities. The Purchaser understands that the Shares are being sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Purchaser also understands that the Shares may not be sold, transferred or otherwise disposed of by him without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely.  In particular, the Purchaser is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.  Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.  Such information is not now available and the Company has no present plans to make such information available.  In this connection, the Purchaser represents that he is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(6)                                  Transfer Restrictions.  Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3.2, provided and to the extent this Section and such agreement are then applicable.

(7)                                  Illiquid Investment.  The Purchaser understands that the Company has no present intention of registering the Shares.  The Purchaser further understands that no market exists for the Shares, and there can be no assurance that a market will develop for the Shares.  Accordingly, the Shares represent a very illiquid investment with no assurance of an available exit strategy for the Purchaser.

(8)                                  Residence.  The Purchaser resides at the address listed below his signature to this Agreement.

(9)                                  Brokers or Finders.  All negotiations on the part of the Purchaser relative to this Agreement and the transactions contemplated hereby have been carried on by the Purchaser without the intervention of any person or as the result of any act of the Purchaser in such manner as to give rise to any valid claim for a brokerage commission, finder’s fee, or other like payment.

ARTICLE 4

CONDITIONS TO CLOSING

Except as may be waived in writing by the parties, all of the obligations of the parties under this Agreement are subject to the fulfillment, prior to or at the Closing on the Closing Date, of each of the following conditions:

(1)                                  Representations and Warranties True.  The representations and warranties of the Company and the Purchaser set forth in Sections 3.1 and 3.2, respectively, shall be true and correct in all material respects as of the Closing Date, subject to any changes contemplated by this Agreement.

(2)                                  Directors’ Approval.  Consummation of the transactions contemplated herein shall have been approved by the Board of Directors of the Company at a meeting of the Board of Directors to be held for the purpose of obtaining such approval or by unanimous written consent.

(3)                                  Third-Party Consents.  On or before the Closing Date, all material consents or approvals by any third party, if any, which are required to be obtained by the Company in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated herein shall have been obtained.

(4)                                  Compliance with Agreements. The Company shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

(5)                                  Certificate of Officer.  The Company shall have delivered to the Purchaser a certificate dated the Closing Date, executed in its corporate name by, and verified by, the oath of its President certifying to the fulfillment of the conditions specified in this Article 4.

ARTICLE 5

NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES:

All statements of fact contained herein, or in any certificate or schedule delivered by or on behalf of the Company or the Purchaser pursuant to the terms hereof, shall be deemed representations and warranties made by the Company and the Purchaser, respectively, to each other under this Agreement.  The representations and warranties of the Company and the Purchaser shall survive the Closing for a period of one year.

ARTICLE 6

MISCELLANEOUS

Section 6.1                                      Amendment. This Agreement may be amended in any manner as may be determined in the judgment of the Board of Directors of the Company and the Purchaser to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Agreement, subject to the provision herein that any amendment shall be ineffective unless in writing and executed by the parties hereto.

Section 6.2                                      Counterparts and Facsimile Signatures.  In order to facilitate the execution of this Agreement, it may be executed in any number of counterparts and signature pages may be delivered by facsimile.

Section 6.3                                      Waiver of Conditions.  Either party may waive any condition precedent, term or condition of this Agreement but such a waiver shall be ineffective unless in writing and executed by an authorized representative of both parties hereto.

Section 6.4                                      Registration Rights:  The Company agrees to register the Shares being sold pursuant to this agreement in a registration statement to be filed with the Securities and Exchange Commission within sixty (60) days after the closing of the merger of ICOP with and into the Company and the delivery of all of the securities and the purchase price from escrow to the appropriate parties.  The Company agrees to pay all expenses of registration and the Purchaser agrees to cooperate in all reasonable respects with the Company and its counsel as required to file the Registration Statement registering the resale of the Shares.  The Company agrees to use its reasonable best efforts to have said Registration Statement declared effective at the earliest practicable date after filing.  The Company represents that the securities being registered for the Purchaser will be included in the first Registration Statement filed subsequent to the closing of the ICOP merger which will be the filing of the post-effective amendment of the Company’s prior Registration Statement registering the resale of the existing the Company shareholders’ shares.

Section 6.5                                      Assignment.  Neither this Agreement nor any right created hereby shall be assignable by the Company or the Purchaser without the prior written consent of the other party.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereby and their respective successors, assigns, heirs, executors, administrators, or personal representatives, any rights or remedies under or by reason of this Agreement.

Section 6.6                                      Entire Agreement.  This Agreement, the Exhibit hereto, and the certificates delivered pursuant hereby constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein.  All prior agreements and understandings are superseded by this Agreement and the Exhibit thereto.

Section 6.7                                      Governing Law.  This Agreement shall be governed by the laws of the State of Colorado, except that the General Corporation Law of Colorado shall govern as to matters of corporate law pertaining to the Company.

Section 6.8                                      Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.9                                      Notices.  All notices and other communications required or permitted under this Agreement must be in writing and may be given by personal delivery or U.S. mail, or confirmed facsimile.  If given by mail, such notice must be sent by registered or certified mail, postage prepaid, mailed to the party at the respective address set forth below, and shall be effective only if and when received by the party to be notified.  For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

(1)          If to the Company:

Vista Exploration Corporation

11011 King Street, Suite 260

Overland Park, KS  66210

Facsimile No.: 913.469.5614

Phone No. to Confirm Fax: (913) 469.1662

With a copy to:

Ballard Spahr Andrews & Ingersoll, LLP

1225 17th Street, Suite 2300

Denver, CO 80202

Attn: Roger V. Davidson, Esq.

Facsimile No.: (303) 382-4607

Phone No. to Confirm Fax: (303) 299-7307

(2)          If to the Purchaser:

or at such other address or facsimile number as any party may have advised the other in writing.

Section 6.10                                Attorney Fees.  If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees from the other party or parties, which fees shall be in addition to any other relief which may be awarded.

Section 6.11                                Indemnification by the Company.  The Company agrees to indemnify and hold the Purchaser harmless against any loss, liability, damage or expense (including reasonable attorney fees and costs) which the Purchaser may suffer, sustain or become subject to as a result of or in connection with the breach by the Company of any representation, warranty, covenant or agreements of the Company contained in this Agreement

Section 6.12                                Indemnification by the Purchaser.  The Purchaser agrees to indemnify and hold the Company harmless against any loss, liability, damage or expense (including reasonable attorney fees and costs) which the Company may suffer, sustain or become subject to as a result of or in connection with the breach by the Purchaser of any representation, warranty, covenant or agreements of the Purchaser contained in this Agreement.

IN WITNESS WHEREOF, this Common Stock Purchase Agreement is hereby duly executed by each party hereto as of the date first written above.

COMPANY:

VISTA EXPLORATION CORPORATION, a Colorado corporation

By
Charles A. Ross, Sr., Director and President

PURCHASER:

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